SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                Act of 1934
                           (Amendment No.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14 a-11(c) or  240.14a-12

                           BRENCO, INCORPORATED
             (Name of Registrant as Specified In Its Charter)
- --------------------------------------------------------------------------
                            Jacob M. Feichtner
                         Executive Vice President,
                          Secretary and Treasurer
                           Brenco, Incorporated
                (Name of Person(s) Filing Proxy Statement)
- --------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), or
    14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
    and O-11.
      1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11;1

         -----------------------------------------------------------------
      4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------
         1 Set forth the amount on which the filing fee is calculated and state how it was determined.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1) Amount Previously Paid:
               ------------------------------------------------
               2) Form, Schedule or Registration Statement No.:
               ------------------------------------------------
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               ------------------------------------------------
               4) Date Filed:
               ------------------------------------------------


                                    BRENCO, INCORPORATED

                                    Petersburg, Virginia


                          Notice of Annual Meeting of Shareholders

                                  To be held April 21, 1994


To Shareholders of Brenco, Incorporated:

     You are hereby notified that the annual meeting of shareholders of Brenco, Incorporated, a Virginia corporation, will be held at the Crestar Center, 919 East Main Street, Richmond, Virginia, on Thursday, April 21, 1994, at 3:30 p.m. for the following purposes:

        1.     To elect a Board of Directors for the ensuing year;

        2. To ratify the appointment of McGladrey & Pullen as auditors for 1994; and

        3. To approve an amendment to the 1987 Restricted Stock Plan as more fully described in the accompanying proxy statement;

        4. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on February 25, 1994, are entitled to notice of and to vote at the meeting.

     A proxy statement and proxy are enclosed herewith.

     If you are unable to attend the meeting in person, you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope which requires no postage if mailed within the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares.

                                        By Order of the Board of Directors



                                        Jacob M. Feichtner
                                        Executive Vice President
                                        Secretary and Treasurer

Petersburg, Virginia
March 11, 1994








                                    BRENCO, INCORPORATED
                                        P. O. Box 389
                                 Petersburg, Virginia  23804

                                       PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting (the "Annual Meeting") of shareholders of Brenco, Incorporated (the "Company") to be held on Thursday, April 21, 1994, and at any adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the shareholder giving it at any time before it is voted. The principal executive offices of the Company are located at Petersburg Industrial Park, Petersburg, Virginia 23804. The approximate mailing date of the proxy statement is March 11, 1994.

                            OUTSTANDING SHARES AND VOTING RIGHTS

     Only shareholders of record at the close of business on February 25, 1994, are entitled to receive notice of and to vote at the Annual Meeting. As of February 25, 1994, the number of shares and class of stock that was outstanding and will be entitled to vote at the meeting was 10,037,572 shares of Common Stock, par value $1.00 per share ("Common Stock"). Each share of Common Stock is entitled to one vote on all matters. There are no cumulative voting rights. If a quorum is present, the seven nominees receiving the greatest number of votes cast by the holders of Common Stock will be elected directors and, as a result, votes withheld and non-votes will have no effect.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 25, 1994, the number and percentage of shares of Common Stock held by each person who, to the knowledge of the Company, is the beneficial owner of 5% or more of the outstanding shares of Common Stock, each of the Company's directors and executive officers named in the Summary Compensation Table, and all of the Company's executive officers and directors as a group.



                                                    Amount
                    Name and Address of           Beneficially             Percent of
                     Beneficial Owner               Owned                   Class
          Fidelity Management & Research Co.      1,290,200                 12.85%
          Boston, Massachusetts

          Estate of Mildred F. Whitfield            860,000 (1)             8.57

          Principal Mutual Life Insurance Co.       818,000 (2)             8.15
          Des Moines, Iowa

          David L. Babson & Company, Inc.           821,700                 8.19
          Cambridge, Massachusetts

          Anne Whitfield Kenny                      788,932 (3)             7.86
          Richmond, Virginia

          Dimensional Fund Advisors Inc.            565,900                 5.64
          Santa Monica, California

                                                              1
                                                    Amount
                    Name and Address of           Beneficially             Percent of
                     Beneficial Owner               Owned                    Class
          Howard J. Bush                             28,563 (7)               *
          Midlothian, Virginia

          Jacob M. Feichtner                         38,402 (7)               *
          Richmond, Virginia

          Steven M. Johnson                           1,600 (4)               *
          Richmond, Virginia

          John C. Kenny                               7,500 (5)               *
          Richmond, Virginia

          Robert V. Lawrence                         23,403 (7)               *
          Colonial Heights, Virginia

          J. Craig Rice                             106,607 (7)             1.06%
          Midlothian, Virginia

          James M. Wells III                            200                   *
          Richmond, Virginia

          Needham B. Whitfield                      551,937 (6)(7)          5.50
          Midlothian, Virginia

          Frederic W. Yocum, Jr.                      2,000                   *
          Iowa City, Iowa

          All executive officers                  1,549,144 (7)            15.43
             and directors as a group
             (9 persons) including
             those named above

                              *Less than 1%


     (1) Anne Whitfield Kenny and Needham B. Whitfield are also deemed to beneficially own the shares shown for the estate of
Mildred F. Whitfield.  See notes (3) and (6) below.

     (2) These shares are also deemed to be beneficially owned, as a result of shared voting (and dispositive) power, by
Invista Capital Management, Inc., an indirect wholly-owned subsidiary of Principal Mutual Life Insurance Company.

     (3)  Mrs. Kenny is the wife of John C. Kenny, a director, and the sister of Needham B. Whitfield, a director and officer.
Shares shown for Mrs. Kenny include (a) 447,800 shares owned directly by Mrs. Kenny; (b) 230,832 shares held in a trust of which Mrs. Kenny is a co-trustee with NationsBank of Virginia, N.A. and an income beneficiary; (c) 97,800 shares held for the benefit of Mrs. Kenny's two children in trusts established pursuant to the will of Mildred F. Whitfield, of which Mrs. Kenny is co-trustee; (d) 12,000 shares held by a charitable foundation of which Mrs. Kenny is an officer; and (e) 500 shares held as custodian.
                                                              2
With respect to all these shares owned by or held for the benefit of others, Mrs. Kenny disclaims beneficial ownership.
Shares shown for Mrs. Kenny do not include the 860,000 shares shown for the estate of Mildred F. Whitfield, which shares Mrs.
Kenny and Needham B. Whitfield are also deemed to beneficially own as co-executors of the estate of Mildred F. Whitfield.

     (4) The amount shown includes 700 shares held by Mr. Johnson's wife, as to which shares Mr. Johnson disclaims beneficial ownership.

     (5)  Mr. Kenny is the husband of Anne Whitfield Kenny, and brother-in-law of Needham B. Whitfield, a director and officer.  Shares shown for Mr. Kenny exclude those owned by his wife as set forth above in the table, as to all of which shares he disclaims beneficial ownership.
     (6)  Mr. Whitfield is the brother of Anne Whitfield Kenny, and the brother-in-law of John C. Kenny, a director.  The amounts shown include 89,830 shares owned directly by Mr. Whitfield, as well as 17,465 shares of stock awarded pursuant to the
Restricted Stock Plan as to which Mr. Whitfield has voting and dividend rights, but which are not fully vested.  Shares shown for Mr. Whitfield also include; (a) 211,596 shares held for the benefit of his children in trusts of which Mr. Whitfield is a co-trustee with NationsBank of Virginia, N.A. and an income beneficiary; (b) 25,000 shares owned by his wife; (c) 66,082 shares held in trusts for the benefit of his two minor children, of which Mr. Whitfield is a co-trustee with his wife; (d)
30,164 shares held in trust for his two grown children, of which Mr. Whitfield is a co-trustee with his children; (e) 97,800 shares held for the benefit of two children of Mr. Whitfield in trusts established pursuant to the will of Mildred F.
Whitfield, of which Mr. Whitfield is co-trustee; (f) 12,000 shares held by a charitable foundation of which Mr. Whitfield is an officer; and (g) 2,000 shares held in custodianship for the two minor children of a former partner of Mr. Whitfield, for which Mr. Whitfield acts as custodian.  With respect to all these shares owned by or held for the benefit of others, Mr.
Whitfield disclaims beneficial ownership.  Shares shown for Mr. Whitfield do not include the 860,000 shares shown for the estate of Mildred F. Whitfield, which shares Mr. Whitfield and Mrs. Kenny are also deemed to beneficially own as co-executors of the estate of Mildred F. Whitfield.

     (7)  The beneficial ownership shown for the named executive officers and for all executive officers and directors as a group includes currently exercisable options awarded under the Company's Stock Option Plan and/or shares of restricted stock awarded under the Company's Restricted Stock Plan, as now fully described under "Executive Compensation".


                                    ELECTION OF DIRECTORS

     Unless otherwise instructed, shares of Common Stock represented by proxies will be voted for the election of the nominees listed below, all of whom are members of the present Board of Directors. Directors elected at the Annual Meeting will hold office until the next Annual Meeting of shareholders or until their respective successors are duly elected and qualified.

     In the event that any nominee becomes unavailable for election for any reason, an event which management does not anticipate, shares of Common Stock represented by proxies will be voted for any substitute nominee designated by the Board of Directors.

     The following table sets forth with respect to each nominee for director, his age, principal occupation during the past five years, other positions he holds with the Company, if any, other directorships of public companies he holds, if any, and the year in which he first became a director of the Company.


                                     3


                                          Principal Occupation During
      Name and Position                   the Last Five Years and                 Director
      with the Company        Age           Other Directorships                    Since
      Jacob M. Feichtner       56         Executive Vice President, Sec-            1985
      Executive Vice President            retary and Treasurer of the
      and Director                        Company.

      Steven M. Johnson        43         Vice President - Corporate Development    1990
      Director                            and Secretary of Tredegar
                                          Industries, Inc., a diversified
                                          manufacturing company headquartered
                                          in Richmond, Virginia.  Previously also
                                          General Counsel, Tredegar Industries,
                                          from 1989-1992.

      John C. Kenny (1)        71         Counsel in the law firm of                1966
      Director                            Christian, Barton, Epps, Brent
                                          and Chappell, Richmond,
                                          Virginia.

      J. Craig Rice            46         President and Chief Operating             1985
      President, Chief                    Officer of the Company.
      Operating Officer
      and Director

      James M. Wells III (2)   47         President and Director of Crestar         1990
      Director                            Financial Corporation and Crestar
                                          Bank, a banking and financial
                                          services institution headquartered
                                          in Richmond, Virginia.
      Needham B. Whitfield (3) 57         Chief Executive Officer of the            1973
      Chief Executive Officer             Company.  Principal in the firm of
      and Chairman of the                 Harper & Whitfield, P.C., Certified
      Board of Directors                  Public Accountants, until August 1989.


      Frederic W. Yocum, Jr.   51         President, Chief Executive Officer        1990
      Director                            and Chief Operating Officer of Iowa
                                          Interstate Railroad.  President,
                                          Pittsburgh and Lake Erie Acquisition
                                          Corporation, affiliated with Railroad
                                          Development Corporation headquartered
                                          in Pittsburgh, Pennsylvania April, 1990 -
                                          August, 1991.  Vice President of CSX-
                                          Transportation, until April 1990.

     (1)  The firm of Christian, Barton, Epps, Brent and Chappell was retained by the Company to perform legal services during the past year and is expected to perform legal services for the Company during the current year.  Mr. Kenny's family relationship to certain principal shareholders and directors is explained under "Security Ownership of Certain Beneficial
Owners and Management".

                                                              4

     (2)  The Company maintains a customary banking relationship with Crestar Bank, including a revolving credit facility.

     (3)  Mr. Whitfield's family relationship to certain principal shareholders and directors is explained under "Security
Ownership of Certain Beneficial Owners and Management".




                                   COMMITTEES AND MEETINGS

     The Board of Directors held 12 meetings during the year ended December 31, 1993. During the year, each director attended at least 75 percent of the aggregate number of meetings of the Board of Directors and respective Committees thereof on which he served, held during the period in which he served as such. The Company's outside directors receive a monthly fee of $500 and a $500 meeting attendance fee for Board, Audit and Compensation Committee meetings plus traveling expenses.

     There is no Nominating Committee. Nominations are made by the entire Board at a regular meeting of the Board, and although the Board currently does not have a formal procedure for considering nominations made by shareholders, it will accept suggestions.

     The Audit Committee of the Board currently consists of Messrs. Johnson and Yocum. The Committee met with the Company's independent auditors twice during the year at which times the audit of the Company's financial statements was discussed.

     The Compensation Committee of the Board currently consists of Messrs. Johnson, Whitfield and Yocum. The Committee met four times during the year. The Compensation Committee establishes the cash compensation (salary and cash bonuses) of the officers of the Company and such key employees of the Company as may be recommended by the Chief Executive Officer; reviews management recommendations on stock incentive awards to officers and employees of the Company; exercises the full authority of the Board under employee benefit and other similar plans of the Company (other than stock incentive plans); and reviews management succession planning. Outside director committee members review and evaluate the performance of the Chief Executive Officer and establish his compensation, other than stock option and restricted stock awards which are established and approved for all officers and key employees by non-employee members of the Board of Directors.


           EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

     The following table lists all compensation paid or accrued by the Company for services in all capacities to the Company's chief executive officer and the Company's most highly compensated executive officers other than the chief executive officer whose total annual salary and bonus for the year ended December 31, 1993 exceeded $100,000. Figures are given for compensation paid or accrued by the Company during the three years ended December 31, 1993.




                                     5







                                                 Summary Compensation Table

                            Annual Compensation             Long-Term Compensation
                                                                          Securities  All
                                                            Restricted    Underlying Other
     Name and                                                  Stock      Options/   Compen-
Principal Position       Year    Salary($)   Bonus($)       Awards($)(1)    SARs(#) sation(2)
Needham B. Whitfield     FY93    $140,016   $39,400          $38,094       10,800   $ 9,300
Chief Executive Offi-    FY92     135,000    15,000           40,250       18,000     7,900
cer, Chairman of the     FY91     115,008    15,000                0            0     5,750
Board of Directors
and director of the
Company, and director
and officer of one or
more Subsidiaries.

J. Craig Rice            FY93    180,000    59,100            39,750        10,800   12,500
President, Chief         FY92    160,008    20,000            45,000        18,000   11,267
Operating Officer and    FY91    147,000    27,000            29,250        45,000    9,983
director of the Com-
pany, and director and
officer of one or
more Subsidiaries.

Jacob M. Feichtner       FY93    121,608    31,520            11,594         4,800    7,430
Executive Vice Presi-    FY92    117,000    10,000            16,875         8,000    7,333
dent, Secretary and      FY91    113,400    17,500            14,625         8,500    6,987
Treasurer and director
of the Company, and
director and officer
of one or more Subsid-
iaries.

Howard J. Bush           FY93    115,008    29,550             9,938         4,800    6,667
Vice President Plan-     FY92    105,000     8,000            13,125         8,000    6,033
ning, Marketing and      FY91     99,750     9,000             7,313         7,500    5,448
Distribution.

Robert V. Lawrence       FY93     93,000    21,670             6,625         4,800    5,237
Vice President           FY92     89,016     5,500             7,500         6,000    5,007
Engineering.             FY91     86,835     7,000             4,875         6,000    4,842






     (1) At December 31, 1993, the number of shares and year end value of the aggregate restricted stock holdings (i.e., still subject to a period of restriction) for the persons named in the Summary Compensation Table were:  11,500 shares with an aggregate fair market value of $140,875 for Needham B. Whitfield; 17,500 shares with an aggregate fair market value of
$214,375 for J. Craig Rice; 6,750 shares with an aggregate fair market value of $82,688 for


                                                              6

Jacob M. Feichtner; 4,584 shares with an aggregate fair market value of $56,154 for Howard J. Bush; and 2,934 shares with an aggregate fair market value of $35,942 for Robert V. Lawrence.  During the year ended December 31, 1993, the following number of shares of Restricted Stock, the value of which is reported in the above table, were awarded under the Restricted  Stock
Plan, for the persons named in the Summary Compensation Table:  5,750 shares for Needham B. Whitfield; 6,000 shares for J.
Craig Rice; 1,750 shares for Jacob M. Feichtner; 1,500 shares for Howard J. Bush; and 1,000 shares for Robert V. Lawrence.
The periods of restriction for all Restricted Stock awards, including the above, made to date under the Plan are (a) 2 years for 1/3 of the total shares covered by the award, (b) 3 years for the next 1/3 of such shares and (c) 4 years for the remaining 1/3 of such shares.  The recipient has the right to vote such shares and to receive dividends on them during the period of restriction.

     (2) The amounts reported as "All Other Compensation" in this column reflect (a) the amount of Brenco's contributions to its Supplemental Pension Plan on behalf of the named executives and (b) the amount of dividends paid on the restricted stock awards as follows:

     (a) The amounts of Brenco's contributions to its Supplemental Pension Plan on behalf of the named executive officers for
1993, 1992 and 1991 are:  Mr. Whitfield - $7,000, $6,750 and $5,750; Mr. Rice - $9,000, $8,000 and $7,350; Mr. Feichtner -
$6,080, $5,850 and $5,670; Mr. Bush - $5,750, $5,250 and $4,988; and Mr. Lawrence - $4,650, $4,450 and $4,342.

     (b) The amount of dividends paid on the restricted stock awards to the named executive officers for 1993, 1992 and 1991 are:  Mr. Whitfield - $2,300, $1,150 and 0; Mr. Rice - $3,500, $3,267 and $2,633; Mr. Feichtner - $1,350, $1,483 and $1,317;
Mr. Bush - $917, $783 and $460; and Mr. Lawrence - $587, $557 and $500.



     The following table reflects grants of stock options made during the year ended December 31, 1993 to each of the named executive officers.



                                            Option/SAR Grants in Last Fiscal Year

                                                                                Potential
                                                                                Realizable
                                                                                 Value at
                                 Individual Grants (1)                         Assumed Annual
                                                                                 Rates of
                                                                                Stock Price
                     Number of        Percent of                                Appreciation
                     Securities     Total Options/                               Per Option
                     Underlying     SARs Granted      Exercise                    Term
                     Options/SARs   to Employees      or Base     Expiration
    Name               Granted(#)   in Fiscal Year    Price($/Sh)    Date       5%      10%
Needham B. Whitfield    10,800          12.12%        $10 3/4     10/21/98   $32,076   $70,880
J. Craig Rice           10,800          12.12          10 3/4     10/21/98    32,076    70,880
Jacob M. Feichtner       4,800           5.39          10 3/4     10/21/98    14,256    31,502
Howard J. Bush           4,800           5.39          10 3/4     10/21/98    14,256    31,502
Robert V. Lawrence       4,800           5.39          10 3/4     10/21/98    14,256    31,502


     (1) All grants were made under the Company's 1988 Stock Option Plan as amended by the shareholders on April 15, 1993 and vest incrementally over three years from the grant date.


                                                              7

     The following table sets forth information regarding the exercise of stock options during the year ended December 31, 1993, by each of the named executive officers.



                     Aggregated Option/SAR Exercises in Last Fiscal Year
                            and Fiscal Year-End Option/SAR Values

                                                          Number of              Value of
                                                         Unexercised            Unexercised
                                                        Options/SARs at       Options/SARs at
                                                       Fiscal Year-End(#)   Fiscal Year-End($)
                       Shares Acquired     Value         Exercisable/           Exercisable/
     Name              on Exercise(#)   Realized($)     Unexercisable          Unexercisable
Needham B. Whitfield          0                0         4,500/24,300      $ 29,813/$105,637
J. Craig Rice            25,000         $111,875        53,250/35,550        343,406/176,419
Jacob M. Feichtner       19,000           73,625        18,375/12,925        122,984/ 61,028
Howard J. Bush            5,625           22,500        19,500/12,675         90,359/ 59,372
Robert V. Lawrence       16,250           62,594         5,750/10,800         40,734/ 44,466


     The following table shows the estimated retirement benefit payable under the Company's defined benefit Retirement Plan to employees in the listed remuneration and years of service classifications, with the assumptions of 1993 retirement and straight life payments.


                                                Pension Plan Table *

                                                     Years of Service
                                           Amount of Annual Retirement Benefit

Remuneration(1)                 15          20         25         30          35
   $100,000                  $20,250    $ 27,000   $ 33,750   $ 40,500    $ 47,250
    125,000                   25,875      34,500     43,125     51,750      60,375
    150,000                   31,500      42,000     52,500     63,000      73,500
    175,000                   37,125      49,500     61,875     74,250      86,625
    200,000                   42,750      57,000     71,250     85,500      99,750
    225,000                   48,375      64,500     80,625     96,750     112,875
    250,000                   54,000      72,000     90,000    108,000     126,000
    300,000                   65,250      87,000    108,750    130,500     152,250
    400,000                   87,750     117,000    146,250    175,500     204,750


*  All benefits computed without regard to the compensation limitations of Internal Revenue Code 401(a)(17) or the benefit limitation of Code Section 415.

     (1) "Remuneration" is the average of the five-year salary plus 75% of the year-end cash incentive awards as such amounts are shown under the respective salary and bonus columns in the Summary Compensation Table.  The Retirement Plan limits the annual pension payable to the maximum limitation specified in Section 415 of the Internal Revenue Code which was $115,641 in
1993.


                                                              8


     For periods prior to 1989, benefits generally accrued at the rate of 1.5% of remuneration for each year of service and were reduced by social security. For the periods after 1988, benefits generally accrue at a rate of 1% of remuneration for each year of service plus .5% of remuneration in excess of social security remuneration for each year of service (up to a maximum of 35 years). The Pension Plan Table shows the estimated retirement benefit payable to employees in the remuneration and years of service classification under the post-1988 benefit formula.

     Following are credited years of service for the executive officers named in the Summary Compensation Table on page 6 as of December 31, 1993:
Needham B. Whitfield - 8; J. Craig Rice - 20; Jacob M. Feichtner - 13; Howard J. Bush - 4; and Robert V. Lawrence - 30.


Compensation of Directors

     The Company's outside directors receive a monthly fee of $500 and a $500 meeting attendance fee for Board, Compensation and Audit Committee meetings plus traveling expenses. The Company's outside directors, and the amount each received in monthly and meeting attendance fees for the year ended December 31, 1993, were: Steven M. Johnson, $15,000; John C. Kenny, $11,500; James M. Wells, III, $12,000; and Frederic W. Yocum, Jr., $18,500, which includes $4,000 paid to Mr. Yocum in connection with certain special assignments for the Board. Directors who are also employees of the Company receive no additional compensation for serving as directors.


Employment Agreements

     On July 26, 1983 the Board of Directors authorized agreements with certain key employees of the Company, including Messrs. Rice, Feichtner and Lawrence, to provide such employees with severance pay equal to one year's salary in the event their employment is terminated or their duties are materially altered as a result of a change in control of the Company. For purposes of this arrangement, "change in control" means a change in the composition of a majority of the Board of Directors of the Company as a result of a successful tender or exchange offer for the Company's Common Stock, the transfer of ownership of 28% or more of the Company's voting stock to any person or group of associated or affiliated persons acting together, the merger or consolidation of the Company with another concern, or the sale of all or substantially all of the Company's assets.


Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors is comprised of Steven M. Johnson, Needham B. Whitfield and Frederic W. Yocum, Jr. Needham B. Whitfield, as Chief Executive Officer of the Company, is the only member of the committee who is an employee of the Company. None of the Company's executive officers has served on the Board of Directors of any company of which a Compensation Committee member is an employee.





                                     9


Compensation Committee Report on Executive Compensation

     Officer and Key Employee Compensation. Since assuming control in 1985, the present management of the Company has increased the Company's sales four-fold and restored the Company to profitability. Sales have grown every year, reaching a new record in 1993; income from operations in 1993 was the best in over thirteen years. In order to continue this success, the Compensation Committee believes it essential to provide a compensation program that both ensures the continued motivation and retention of the management team and rewards managers as the shareholders benefit.

     The Company's compensation program for officers and key employees consists of three major elements: base salary, a discretionary annual cash incentive award, and periodic grants of stock options and restricted stock. By providing a significant portion of executive compensation in an annual bonus that varies with earnings and in stock option and restricted stock awards that vary in value with the market value of the Company's common stock, the Committee believes it has closely aligned management's compensation over time with the shareholders' interests.

     Establishing Competitive Pay Levels and Practices. The Compensation Committee employs a firm of compensation consultants who provide data, comparables, and objective and independent guidance on compensation practices for officers and key employees of companies of similar size and nature. The last formal study was completed by the compensation consultants in the fall of 1993. The Committee believes it appropriate to align Company compensation practices with the 50th percentile of the consultants' survey population, with the exception that the compensation of the Company's two senior executive officers should be lower in salary and cash incentives and more heavily weighted in longer term stock awards.

     Base Salary. Salaries paid to officers and key employees (other than the Chief Executive Officer) are established annually by the Committee in conjunction with a review of the Chief Executive Officer's performance assessment of each executive's contributions, experience, and other attributes.

     Annual Cash Incentive. Each year, the Chief Executive Officer recommends to the Committee cash incentive targets for each of the other officers and key employees. The amount of the cash incentive award for each individual is dependent upon the Company's achieving its target for income from operations for the year, and will vary with that measure, with the exception that no cash incentive awards will be made if pre-established threshold of operating income is not met, and in no event may the actual award exceed two times the original target. Once the targeted amount for the individual has been established, the Chief Executive Officer will set specific incentive goals for each officer and key employee, and at year end, based upon the Chief Executive's Officer's evaluation of the individual's performance, the Committee may determine to withhold some portion of the individual's available award.

     Stock Incentives. The Committee has determined that stock option and restricted stock awards are the best mechanisms to reward officers and key employees for long-term performance, in a manner that is directly linked to the interests of the shareholders. The individual receives his vested interest in the awards over a number of years, and the value of the awards varies directly with the market value of the Company's shares.



                                    10

     Awards of stock options and restricted stock are suggested by the Chief Executive Officer and considered by the Compensation Committee as part of the annual compensation plan for each officer and key employee. Based on these considerations, the Compensation Committee makes its recommendations to the non-employee members of the Board of Directors, who establish and approve all stock option and restricted stock grants. Historically, options have typically been granted with a five-year period of exercise and a three-year vesting schedule; restricted stock awards typically vest over a four-year time frame. In determining the size of each grant or award, the Committee does not take into consideration the current option or restricted stock holdings of the recipient.

     Officers named in the Summary Compensation Table received stock option and restricted stock awards during 1993 as set forth therein.

     Chief Executive Officer Compensation. The compensation of Mr. Whitfield, the Chief Executive Officer, is determined by the outside director members of the Compensation Committee in a manner consistent with the determination of compensation for other officers of the Company. Mr. Whitfield's salary is based on competitive pay levels of Chief Executive Officers of similar sized companies as determined by the compensation consultants, with the exception that Mr. Whitfield's compensation is based in part upon the assumption that he will devote 75% of his working time to the affairs of the Company. In 1993, he devoted substantially all of his working time to the Company. His salary in 1993 was $140,000, which was an increase of 3.7% over the previous year, in keeping with inflation. As the result of the survey of pay comparables conducted by the consultants in the fall of 1993, Mr. Whitfield's salary was adjusted upwards to $170,000 for 1994, which is lower than the median for such pay comparables.

     Mr. Whitfield's cash incentive award for 1993 was $39,400, which was slightly less than double his original target for the year, as the result of the Company exceeding its target for operating income by a similar percentage.

     In 1993, Mr. Whitfield received stock options representing 10,800 shares of the Company's common stock and a restricted stock award for 5,750 shares of such stock, as part of his total compensation plan, following the guidelines outlined above for all officers and key employees. Details of these awards to Mr. Whitfield are provided under the caption Summary Compensation Table.


                                   Submitted by,

                                   Steven M. Johnson
                                   Frederic W. Yocum, Jr.
                                   Needham B. Whitfield











                                    11
Performance Graph

     To assist shareholders in assessing corporate performance, the following graph provides a five year comparison of cumulative total returns (on a dividends reinvested basis) for the Company's common stock with the S&P 500, a broad market index, and the Timken Company, a peer issuer, a domestic manufacturer of roller bearings with its stock traded on the New York Stock Exchange.

     There is no published index available which compares the Company to its competition.



                             Performance Graph

           (HARD COPY TO BE SENT TO SEC UNDER COVER OF FORM SE)

















Proposal to Approve Amendment to 1987 Restricted Stock Plan

     General. In 1987, the shareholders approved the Company's 1987 Restricted Stock Plan (the "Plan"). The Plan as initially adopted and approved by shareholders provided that 100,000 shares of the Company's authorized, but unissued Common Stock were made available for restricted stock awards to key personnel of the Company and its subsidiaries under the Plan. The Plan is administered by non-employee members of the Board of Directors who are empowered to grant eligible employees Common Stock subject to a period of restriction specified in each grant during which the shares may not be transferred. The applicable period of restriction is established on a case by case basis, depending on the performance goals to be achieved, provided that in no case may the period of restriction be less than two years or more than five years. The recipient has the right to vote such shares and to receive dividends on them, and if the recipient remains an employee of the Company at the time of expiration of the period of restriction, the restrictions will be removed and the shares will become freely transferable. At January 28, 1994, awards covering a total of 82,010 shares of the Company's Common Stock had been awarded, leaving 17,990 shares available for further awards under the Plan.

     For the year ended December 31, 1993, the following restricted stock awards were made under the Plan: Mr. Whitfield - 5,750 shares; Mr. Rice - 6,000 shares; Mr. Feichtner - 1,750 shares; Mr. Bush - 1,500 shares; Mr. Lawrence - 1,000 shares; and all current executive officers as a group - 16,000 shares. Future awards are within the discretion of the Plan administrators.


                                    12

     Proposed Amendment. On January 28, 1994, the Board of Directors approved an amendment to the plan and recommended that the amendment be submitted to shareholders for their approval. The amendment would increase the number of shares of Common Stock available for issuance under the Plan by an additional 100,000, subject to future adjustments as provided in the Plan. In view of the small number of shares remaining available for grant under the Plan, the Board believes this amendment is necessary in order to make shares available for further awards under the Plan so that the Company and its subsidiaries will continue to be able to provide an effective means of attracting and retaining key employees.

     If a quorum is present, the affirmative vote of a majority of shares present in person or by proxy and entitled to vote is required for approval of the proposed amendment, and as a result, in tabulating votes, abstentions have the effect of a vote against the amendment while non-votes have no effect on the vote.

Ratification of Auditors

     The Board of Directors has selected McGladrey & Pullen to audit the financial statements of the Company and its Subsidiaries for the year ending December 31, 1994. McGladrey & Pullen has been serving as auditor of the financial statements of the Company since 1952. The Board of Directors recommends that the shareholders ratify its appointment of McGladrey & Pullen. The affirmative vote of a majority of the votes cast is required for ratification of the appointment of auditors.

     It is anticipated that representatives of McGladrey & Pullen will be present at the meeting to respond to appropriate questions and will have an opportunity, if they desire, to make a statement.

                                        OTHER MATTERS

Annual Report to Shareholders

     The 1993 Annual Report of the Company, which includes audited financial statements for the year ended December 31, 1993, has been mailed to shareholders of record.

10-K Report

     A copy of the Company's 10-K Annual Report for 1993 to the Securities and Exchange Commission will be available free of charge at the end of March, 1994. You may obtain a copy by written request to:

                                             Secretary
                                             BRENCO, INCORPORATED
                                             One Park West Circle
                                             Suite 204
                                             Midlothian, Virginia  23113


Shareholders' Proposals

     Shareholders who intend to present proposals at the Company's Annual Meeting of shareholders to be held on April 20, 1995, must submit their proposals to the Secretary of the Company on or before November 18, 1994.

                                    13


     The Company's Bylaws prescribe the procedures a shareholder must follow to make nominations for director candidates. Notice of shareholder nominations must be submitted in writing to the Secretary of the Company at the Company's principal place of business at least 90 days prior to the anniversary date of the previous year's annual meeting (or not later than 10 days after the record date in the case of a special meeting). The notice must contain all information specified in Article II, Section 12 of the Bylaws. Any shareholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request to the Secretary.

General

     The cost of soliciting proxies will be borne by the Company. In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegraph, and by directors, officers and regular employees of the Company, without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy material for beneficial owners of the Company's Common Stock.

     Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they were voted) will be voted for the election of the nominees for directors named herein, for approval of the proposed amendment to the Restricted Stock Plan and for the ratification of the selection of McGladrey & Pullen as independent auditors for the year ending December 31, 1994. If a shareholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

     The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the shareholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters.

                                        By Order of the Board of Directors



                                        Jacob M. Feichtner
                                        Executive Vice President
                                        Secretary and Treasurer

Petersburg, Virginia
March 11, 1994





                                    14
TEXT OF PROXY CARD
FRONT SIDE

PROXY
                                    BRENCO, INCORPORATED
                                        P.O. BOX 389
                                 PETERSBURG, VIRGINIA  23804

     The undersigned hereby appoints John C. Kenny, Steven M. Johnson and Jacob M. Feichtner, jointly and severally, as Proxies, each with full power to act alone and with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Brenco, Incorporated held of record by the undersigned on February 25, 1994 at the Annual Meeting of Shareholders to be held on April 21, 1994 or any adjournment thereof.

               Please sign reverse side and return promptly.

BACK SIDE

 X   Please mark your votes as in this example.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.

                               FOR      WITHHELD
1. ELECTION OF DIRECTORS:
   Nominees: J. Feichtner, S. Johnson, J. Kenny, J. Rice, J. Wells,
             N. Whitfield, F. Yocum
   To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below:





2. Ratify the appointment of McGladrey &      FOR      AGAINST      ABSTAIN

   Pullen as auditors for 1994.

3. To approve an amendment to the 1987
   Restricted Stock Plan as more fully
   described in the accompanying proxy
   statement.

4. In their discretion, the Proxies are authorized to vote upon other business as may properly come before the meeting.




                                    15
BACK SIDE



Signature(s)                                                Date


Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



STATEMENT OF DIFFERENCES BETWEEN ELECTRONIC SUBMISSION OF PROXY AND ACTUAL
CARD

DISTRIBUTED TO SHAREHOLDERS:

DIFFERENCES

PAGES 15 AND 16 OF THE DOCUMENT ARE THE COMPLETE TEXT OF THE WORDING OF THE PROXY CARD. HOWEVER, THE SIZE OF THE TYPE AND THE CARD ARE NOT
REPRESENTATIVE OF THE ACTUAL CARD SENT TO SHAREHOLDERS.

DESCRIPTION

THE ACTUAL PROXY CARD SENT TO SHAREHOLDERS IS A 3 INCH BY 8 1/2 INCH WHITE CARD WITH PRINTING ON BOTH SIDES AS INDICATED. BOXES ARE PROVIDED FOR INDICATING DECISIONS RATHER THAN LINES AS SHOWN.


                                    16